Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated September 23, 2024, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR for the funds listed in Appendix A for the year ended July 31, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 22, 2023

Appendix A

iShares Trust

1.	iShares Breakthrough Environmental Solutions ETF
2.	iShares China Large-Cap ETF
3.	iShares Core Aggressive Allocation ETF
4.	iShares Core Conservative Allocation ETF
5.	iShares Core Growth Allocation ETF
6.	iShares Core Moderate Allocation ETF
7.	iShares Core MSCI EAFE ETF
8.	iShares Core MSCI Europe ETF
9.	iShares Core MSCI International Developed Markets ETF
10.	iShares Core MSCI Pacific ETF
11.	iShares Core MSCI Total International Stock ETF
12.	iShares Currency Hedged MSCI ACWI ex U.S. ETF
13.	iShares Currency Hedged MSCI EAFE ETF
14.	iShares Currency Hedged MSCI EAFE Small-Cap ETF
15.	iShares Cybersecurity and Tech ETF
16.	iShares Energy Storage & Materials ETF
17.	iShares ESG Aware Aggressive Allocation ETF
18.	iShares ESG Aware Conservative Allocation ETF
19.	iShares ESG Aware Growth Allocation ETF
20.	iShares ESG Aware Moderate Allocation ETF
21.	iShares ESG MSCI USA Min Vol Factor ETF
22.	iShares Exponential Technologies ETF
23.	iShares Future Cloud 5G and Tech ETF
24.	iShares Genomics Immunology and Healthcare ETF
25.	iShares Global Equity Factor ETF
26.	iShares International Equity Factor ETF
27.	iShares International Small-Cap Equity Factor ETF
28.	iShares Large Cap Max Buffer Jun ETF
29.	iShares® LifePath® Retirement ETF
30.	iShares® LifePath® Target Date 2030 ETF
31.	iShares® LifePath® Target Date 2035 ETF
32.	iShares® LifePath® Target Date 2040 ETF
33.	iShares® LifePath® Target Date 2045 ETF
34.	iShares® LifePath® Target Date 2050 ETF
35.	iShares® LifePath® Target Date 2055 ETF
36.	iShares® LifePath® Target Date 2060 ETF
37.	iShares® LifePath® Target Date 2065 ETF
38.	iShares Morningstar Multi-Asset Income ETF
39.	iShares MSCI ACWI ETF
40.	iShares MSCI ACWI ex U.S. ETF
41.	iShares MSCI ACWI Low Carbon Target ETF
42.	iShares MSCI All Country Asia ex Japan ETF
43.	iShares MSCI China A ETF
44.	iShares MSCI EAFE ETF
45.	iShares MSCI EAFE Growth ETF
46.	iShares MSCI EAFE Min Vol Factor ETF
47.	iShares MSCI EAFE Small-Cap ETF
48.	iShares MSCI EAFE Value ETF
49.	iShares MSCI Europe Financials ETF
50.	iShares MSCI Europe Small-Cap ETF
51.	iShares MSCI Intl Momentum Factor ETF
52.	iShares MSCI Intl Quality Factor ETF
53.	iShares MSCI Intl Value Factor ETF

54.	iShares MSCI Kokusai ETF
55.	iShares MSCI USA Min Vol Factor ETF
56.	iShares MSCI USA Momentum Factor ETF
57.	iShares MSCI USA Quality Factor ETF
58.	iShares MSCI USA Size Factor ETF
59.	iShares MSCI USA Small-Cap Min Vol Factor ETF
60.	iShares MSCI USA Value Factor ETF
61.	iShares Neuroscience and Healthcare ETF
62.	iShares iShares Future AI & Tech ETF (fka iShares Robotics and Artificial Intelligence Multisector ETF)
63.	iShares Self-Driving EV and Tech ETF
64.	iShares U.S. Equity Factor ETF
65.	iShares U.S. Small-Cap Equity Factor ETF
66.	iShares U.S. Tech Breakthrough Multisector ETF

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